Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

 513/579-7764

Investor – Matt Stautberg

 513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS SECOND QUARTER EARNINGS, ADJUSTS 2015 GUIDANCE AND OUTLINES NEW SALES GROWTH INITIATIVES

CINCINNATI, Ohio, August 12, 2015 – Macy's, Inc. today reported sales and earnings for its second quarter of 2015, ended Aug. 1, 2015, and adjusted guidance for 2015. In addition, the company provided updates on key initiatives to grow profitable sales on a short-term and long-term basis.

(Editor's Note: Macy's, Inc. this morning also issued separate news releases announcing a joint venture in China and a real estate agreement in Brooklyn.)

The company's earnings were 64 cents per diluted share for the second quarter of 2015. This compares with earnings of 80 cents per diluted share in the second quarter of 2014. Macy's, Inc.'s diluted earnings per share in the first half of 2015 were $1.19, compared with earnings per diluted share of $1.40 in the same period last year. (Additional information on second quarter results is included below.)

“We are disappointed in our second quarter results, which were impacted by a variety of factors, both internal to the company and in the macroeconomic environment. We expect an improvement in trend beginning in the second half of 2015 based on a range of promising new strategic initiatives, including those initially announced in January, which we believe will transform our company in the years ahead,” said Terry J. Lundgren, Macy's chairman and chief executive officer.

“In the second quarter, we removed a major Friends & Family promotional event from Macy's calendar. In addition, as a result of the previous port slowdown, planned markdowns in many departments were delayed into the second quarter to clear merchandise that arrived late. Moreover, throughout the first half of the year, overall consumer demand has been restrained in many of the categories of merchandise we sell, and the strong U.S. dollar has led to significantly lower international tourist spending,” Lundgren said.

 “Our work to enhance the performance of our business through organic growth and new businesses is multi-dimensional and rooted in the extraordinarily talented management team at Macy's, Inc. We remain committed to enhancing value for our shareholders as we strengthen our position as a world-class omnichannel retailer with a capability to serve consumers in new ways,” he added.

Sales Growth Initiatives

            The company continues to aggressively position itself for sales growth in the short and long term. Examples include:

•    Accelerating progress in the company's fast-growing online business through integrated omnichannel buying and planning of merchandise, as well as more strategic placement of inventories in stores and online fulfillment centers. Expanded markets for Same Day Delivery, as previously announced, and nationwide Buy Online Pick Up In Store provide Macy's and Bloomingdale's customers more options than ever.

•    Piloting the first six Macy's Backstage off-price stores in metro New York City, as previously announced, beginning in September. All are expected to be in full operation for the holiday season. Additional Backstage store locations are expected to be rolled out beginning in 2016, based on learnings and customer response to the pilots.

•    Beginning e-commerce selling in China in late fall 2015 through a joint venture with Fung Retailing Limited (for details, see a separate news release issued today).

•    Opening another 10 Bluemercury free-standing specialty beauty and spa locations before the end of 2015, bringing its store count to 76. In addition, Bluemercury is using Macy's, Inc.'s omnichannel and digital expertise to improve its e-commerce offering and drive online sales, and four Bluemercury stores within Macy's locations will be opened this fall.

Real Estate

Following a competitive bidding process conducted over the past year, the company today announced an agreement to sell property in downtown Brooklyn to Tishman Speyer (see separate news release) to take advantage of the inherent real estate value in this prime location while making the Macy's store more productive and easier for customers to navigate. This transaction will enable Macy's to re-create its Fulton Street store while further enlivening one of New York City’s most dynamic neighborhoods.

Macy's, Inc. continually evaluates the highest and best use of its properties and its overall real estate portfolio. In light of current market conditions, the company has retained specialized real estate advisors, in addition to financial, legal and tax advisors, to intensely study its real estate portfolio to determine where opportunities exist that would further enhance the value of the company. Macy's is actively working with its advisors and will communicate the results of its analysis and review as soon as complete.

Sales

Sales in the second quarter of 2015 totaled $6.104 billion, a decrease of 2.6 percent, compared with sales of $6.267 billion in the same period last year. Comparable sales on an owned plus licensed basis were down by 1.5 percent in the second quarter. On an owned basis, second quarter comparable sales declined by 2.1 percent.

For the year to date, Macy's, Inc. sales totaled $12.336 billion, down 1.7 percent from total sales of $12.546 billion in the first half of 2014. Comparable sales on an owned plus licensed basis were down by 0.8 percent year-to-date in 2015. On an owned basis, year-to-date comparable sales declined by 1.4 percent.

In the second quarter, the company closed Macy's stores in Pittsburgh, PA, and West Orange, NJ,  and opened three new Bluemercury locations. In the fall season, scheduled store openings include a Macy's in Ponce, PR, a full-line Bloomingdale's in Honolulu, six Macy's Backstage, one Bloomingdale's Outlet, and 10 additional Bluemercury freestanding specialty stores. A Macy's store in Los Angeles, CA, is scheduled to close in the fourth quarter of 2015 in preparation for a new store to be built in the same mall.

Operating Income

Macy's, Inc.'s operating income totaled $436 million or 7.1 percent of sales for the quarter ended Aug. 1, 2015, compared with operating income of $571 million or 9.1 percent of sales for the same period last year.

For the first half of 2015, Macy's, Inc.'s operating income totaled $845 million or 6.8 percent of sales, compared with operating income of $1.014 billion or 8.1 percent of sales for the same period last year.

Cash Flow

Net cash provided by operating activities was $398 million in the first half of 2015, compared with $736 million in the first six months of last year. Net cash used by investing activities in the first half of 2015 was

$615 million, compared with $378 million a year ago. Net cash used by financing activities in the first six months of 2015 was $1.186 billion, compared with $1.001 billion in the first half of 2014.

The company repurchased approximately 8.0 million shares of its common stock for a total of approximately $552 million in the second quarter of 2015. In the fiscal year to date, the company repurchased approximately 13.9 million shares of its common stock for approximately $937 million. At Aug. 1, 2015, the company had remaining authorization to repurchase up to approximately $1.6 billion of its common stock.

Looking Ahead

Primarily based on weaker-than-expected sales performance in the first half, the company is reducing its full-year 2015 guidance for comparable sales on an owned plus licensed basis to be approximately flat, compared with previous guidance for growth of approximately 2 percent. Comparable sales on an owned basis will be approximately 50 basis points lower than on an owned plus licensed basis. The company expects total sales to be down by approximately 1 percent in 2015, compared to previous guidance for total sales growth of approximately 1 percent.

The company is maintaining its guidance for 2015 earnings per diluted share to be in the range of $4.70 to $4.80 as a result of the expected $250 million gain on the sale of real estate in downtown Brooklyn, which was not factored into previous calculations.

Important Information Regarding Financial Measures

Please see the final pages of this news release for important information regarding the calculation of the company's comparable sales and non-GAAP financial measures.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation’s premier retailers, with fiscal 2014 sales of $28.105 billion. The company operates about 885 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Bloomingdale's Outlet and Bluemercury, as well as the macys.com, bloomingdales.com and bluemercury.com websites. Bloomingdale's in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers' outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Aug. 12) at 9 a.m. (ET). (Note this is a new time for Macy's quarterly earnings conference calls, as was previously announced.) Macy's, Inc.’s webcast is accessible to the media and general public via the company's Web site at www.macysinc.com. Analysts and investors may call in on 1-800-334-8065, passcode 8552521. A replay of the conference call can be accessed on the Web site or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Macy's, Inc. is scheduled to present at the Goldman Sachs Global Retailing Conference at 8:05 a.m. ET on Wednesday, Sept. 9, in New York City. Media and investors may access a live audio webcast of the presentation at www.macysinc.com/ir beginning at 8:05 a.m. on Sept. 9. A replay of the webcast will be available on the company’s website.)

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   August 1, 2015

   August 2, 2014

$	% to

Net sales

$	% to

Net sales

Net sales...................................................................	$ 6,104		$ 6,267

Cost of sales (Note 2)..................................................	3,610	59.1%	3,672	58.6%

Gross margin.............................................................	2,494	40.9%	2,595	41.4%

Selling, general and administrative expenses................	(2,058)	(33.8%)	(2,024)	(32.3%)

Operating income......................................................	436	7.1%	571	9.1%

Interest expense – net...............................................	(93)		(100)

Income before income taxes......................................	343		471

Federal, state and local income tax expense (Note 3)...	(126)		(179)

Net income...............................................................	$ 217		$ 292

Basic earnings per share............................................	$ .65		$ .81

Diluted earnings per share..........................................	$ .64		$ .80

Average common shares:
Basic..................................................................	335.7		359.2
Diluted................................................................	341.0		365.4

End of period common shares outstanding..................	331.0		353.5

Depreciation and amortization expense.......................	$ 261		$ 254

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended August 1, 2015 and August 2, 2014 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended August 1, 2015 or August 2, 2014.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35% principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	26 Weeks Ended		26 Weeks Ended

   August 1, 2015

   August 2, 2014

$	% to

Net sales

$	% to

Net sales

Net sales...................................................................	$ 12,336		$ 12,546

Cost of sales (Note 2).................................................	7,410	60.1%	7,508	59.8%

Gross margin.............................................................	4,926	39.9%	5,038	40.2%

Selling, general and administrative expenses................	(4,081)	(33.1%)	(4,024)	(32.1%)

Operating income......................................................	845	6.8%	1,014	8.1%

Interest expense – net...............................................	(188)		(200)

Income before income taxes.......................................	657		814

Federal, state and local income tax expense (Note 3)...	(247)		(298)

Net income...............................................................	$ 410		$ 516

Basic earnings per share...........................................	$ 1.21		$ 1.42

Diluted earnings per share.........................................	$ 1.19		$ 1.40

Average common shares:
Basic.................................................................	338.2		362.5
Diluted..............................................................	343.7		369.0

End of period common shares outstanding..................	331.0		353.5

Depreciation and amortization expense.......................	$ 520		$ 507

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 26 weeks ended August 1, 2015 and August 2, 2014 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 26 weeks ended August 1, 2015 or August 2, 2014.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35% principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	August 1,	January 31,	August 2,
	2015	2015	2014
ASSETS:
Current Assets:
Cash and cash equivalents..................................	$ 843	$ 2,246	$ 1,630
Receivables.......................................................	334	424	352
Merchandise inventories.....................................	5,622	5,516	5,416
Prepaid expenses and other current assets...........	437	493	399
Total Current Assets.......................................	7,236	8,679	7,797

Property and Equipment – net...............................	7,704	7,800	7,771
Goodwill..............................................................	3,897	3,743	3,743
Other Intangible Assets – net...............................	523	496	512
Other Assets.......................................................	756	743	783

Total Assets..................................................	$20,116	$21,461	$20,606

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt................................................	$ 83	$ 76	$ 483
Merchandise accounts payable..........................	2,067	1,693	1,990
Accounts payable and accrued liabilities.............	2,278	3,109	2,150
Income taxes....................................................	64	296	120
Deferred income taxes......................................	367	362	393
Total Current Liabilities..................................	4,859	5,536	5,136

Long-Term Debt.................................................	7,181	7,265	6,729
Deferred Income Taxes.......................................	1,082	1,081	1,287
Other Liabilities...................................................	2,150	2,201	1,647
Shareholders' Equity.............................................	4,844	5,378	5,807

Total Liabilities and Shareholders' Equity..........	$20,116	$21,461	$20,606

Note: Certain reclassifications were made to prior year's amounts to conform with the classifications of such amounts in the most recent years.

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

26 Weeks Ended

August 1, 2015

26 Weeks Ended

August 2, 2014

Cash flows from operating activities:
Net income....................................................................	$ 410	$ 516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization...................................	520	507
Stock-based compensation expense..........................	47	38
Amortization of financing costs and premium on acquired debt........................................................	(2)	(3)
Changes in assets and liabilities:
Decrease in receivables.......................................	92	86
(Increase) decrease in merchandise inventories......	(77)	141
Increase in prepaid expenses and other current assets.	(29)	(14)
Increase in other assets not separately identified.....	-	(31)
Increase in merchandise accounts payable.............	340	276
Decrease in accounts payable, accrued liabilities and other items not separately identified...........	(625)	(531)
Decrease in current income taxes.........................	(232)	(242)
Increase (decrease) in deferred income taxes........	(20)	2
Decrease in other liabilities not separately identified	(26)	(9)
Net cash provided by operating activities.............	398	736

Cash flows from investing activities:
Purchase of property and equipment...............................	(367)	(335)
Capitalized software......................................................	(144)	(116)
Acquisition of Bluemercury, Inc., net of cash acquired.....	(212)	-
Disposition of property and equipment.............................	4	24
Other, net.....................................................................	104	49
Net cash used by investing activities...................	(615)	(378)

Cash flows from financing activities:
Debt issued...................................................................	-	500
Financing costs..............................................................	-	(4)
Debt repaid...................................................................	(72)	(459)
Dividends paid...............................................................	(227)	(204)
Decrease in outstanding checks......................................	(136)	(61)
Acquisition of treasury stock...........................................	(909)	(922)
Issuance of common stock..............................................	158	149
Net cash used by financing activities....................	(1,186)	(1,001)

Net decrease in cash and cash equivalents..........................	(1,403)	(643)
Cash and cash equivalents at beginning of period................	2,246	2,273

Cash and cash equivalents at end of period..........................	$ 843	$ 1,630

Note: Certain reclassifications were made to prior year’s amounts to conform with the classifications of such amounts in the most recent years.

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

(All amounts in millions except percentages)

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information in evaluating operating performance. See the table below for supplemental financial data and a corresponding reconciliation to the most directly comparable GAAP financial measures. This non-GAAP financial measure should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in this non-GAAP financial measure may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. Additionally, the amounts received by the Company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Macy's, Inc. believes that providing changes in comparable sales on an owned plus licensed basis, which includes the impact of growth in comparable sales of departments licensed to third parties supplementally to its results of operations calculated in accordance with GAAP assists in evaluating the Company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis, and in evaluating the impact of changes in the manner in which certain departments are operated.

13 Weeks

Ended

August 1,

2015

26 Weeks

Ended

August 1,

2015

Decrease in comparable sales on an owned basis (Note 1)........	(2.1)%	(1.4)%

Impact of growth in comparable sales of departments licensed to third parties (Note 2)........................................	0.6%	0.6%

Decrease in comparable sales on an owned plus licensed basis..	(1.5)%	(0.8)%

Notes:

(1)   Represents the period-to-period change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties.

(2)   Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and via the Internet in the calculation of comparable sales. The Company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the Company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e. on an owned basis). The Company believes that the amounts of commissions earned on sales of departments licensed to third parties are not material to its results of operations for the periods presented.